Exhibit 99.1

FOR IMMEDIATE RELEASE	September 22, 2003

Contacts:	Merrill J. Forgotson, President / James P. Jakubek, EVP (203) 356-0111

Stamford, Connecticut: (AMEX: CBN)

CORNERSTONE BANCORP, INC. PAYS THIRD QUARTER 2003

SHAREHOLDER DIVIDEND

Stamford, CT., September 22, 2003 – Merrill J. Forgotson, President of Cornerstone Bancorp, Inc., announced that the Board of Directors declared, at its regularly scheduled meeting, a quarterly cash dividend of $0.1125 per share. The quarterly dividend is payable on October 15, 2003 to stockholders of record as of the close of business on September 30, 2003.

On June 4, 2003, the Board of Directors declared a quarterly cash dividend of $0.1125 per share. The dividend was paid on July 15, 2003 to stockholders of record as of the close of business on June 30, 2003.

In Connecticut, Cornerstone Bancorp, through its subsidiary Cornerstone Bank, operates from three full-service locations in Stamford, one full-service location in Greenwich, Norwalk and Westport. The Bancorp also operates one business development office in Norwalk and four limited service mobile branches. The Bancorp’s common stock is traded on the American Stock Exchange under the symbol CBN.

The statements contained in this press release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of such forward-looking statements include, without limitation, statements regarding expectations for earnings, credit quality, and other financial and business matters. When used in this report, the words “anticipate,” “plan,” “believe,” “estimate,” “expect” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. All forward-looking statements involve risks and uncertainties. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements as a result of certain factors, including but not limited to, competitive pressures on loan and deposit product pricing; other actions of competitors; changes in economic conditions; technological changes; the extent and timing of actions of the Federal Reserve Board, including changes in monetary policies and interest rates; customer deposit disintermediation; changes in customers’ acceptance of the Bank’s products and services; and the extent and timing of legislative and regulatory actions and reforms.

The forward-looking statements contained in this report speak only as of the date on which such statements are made.